MEMORANDUM OF AGREEMENT
"MOA"

BETWEEN:

SmarTire Systems Inc. ("SmarTire"), a corporation incorporated under the laws of The Yukon Territory whose registered office is at The Dury Building, 3081 Third Avenue, Whitehorse, Yukon, Y1A 4Z7

and

SensoNor ASA (hereafter "SensoNor"), a company incorporated under the laws of Norway whose registered office is located at Knudsrødvn. 7, 3191 Horten, Norway.

WHEREAS:

i. SensoNor manufactures a sensor product designated the SP11A, which is being replaced by a next generation product known as the SP30;

ii. SmarTire uses the SP11A in its products, and would like to migrate to the SP305;

iii. SmarTire and SensoNor have previously had supply agreements TA4559, 4841 and 4855 for the SP11A / SP305 which are no longer valid; and

iv. SmarTire and SensoNor wish to provide for the short-term supply of the SP11A as identified in this MOA, and a suggested new business agreement for the SP305;

The parties agree as follows:

1. SensoNor agrees to reinstate the supply of SP11A sensors to SmarTire and SmarTire agrees to pay SensoNor $475,000 NRE and to pay for the supply of the products per the attached schedules:

Schedule A NRE payment schedule
Schedule B Pricing and Supply schedule

2. Production and test shall be in accordance with the SP11A specification for SmarTire part number 152008 as previously manufactured and supplied to TRW and SmarTire, and as documented in PPAP submitted and approved on January 30th, 2000.

MEMORANDUM OF AGREEMENT
"MOA"

3. SensoNor will provide warranty, technical support, and returns policy in accordance with SensoNor's standard terms and conditions for such supply.

4. Prices for the low-pressure variant of the SP11A will remain as defined in Schedule B. Delivery terms are free carrier (FCA per Incoterms 2000) with payment due fifteen (15) days after receipt of goods in Vancouver. Interest of 12% will be applied to invoices outstanding beyond this time.

5. Within September 30th, 2003 SensoNor or it's Successors will enter into a Manufacture and Supply Agreement with SmarTire, on mutually agreeable commercial terms, for an SP30 based high and low-pressure replacement for the SP11A - designated SP305 which will become effective through the final signature of both parties after SmarTire has fulfilled its obligations with respect to repayment of the outstanding NRE. The new Manufacture and Supply Agreement will also include a price matrix for the high pressure variant of SP305 for order lots of 10.000, 50.000, 100.000, 250.000, 500.000, 1.000.000, and 3.000.000.

5.1 SensoNor may suspend any negotiations or delivery under the proposed SP305 Manufacture and Supply Agreement if SmarTire fails to make any NRE payment in Schedule A. Likewise, in the event SmarTire defaults on the due dates of the NRE Payment Schedule in Schedule A by more than one (1) calender month from due date, SensoNor will suspend deliveries of the SP11A's in Schedule B until such time as the NRE payment schedule default has been corrected.

5.2 Subject to the foregoing terms, and subject to the ongoing loading on SensoNor engineering prior to the establishment of a formal Manufacture and Supply Agreement for an eventual SP305, SensoNor will continue to support SmarTire engineering with SP30 EROM samples under standard commercial terms and with technical support, in accordance with SmarTire SP305 specification and development schedule of February 6th, 2003 for SmarTire part number 214.0004.CS.

6. SmarTire's purchase order #087405 for 10 SP305 EV was pre-paid but not shipped. SensoNor agrees to cancel this order and the prepayment of $100 US will be applied to SmarTire's first NRE payment under this MOA.

7. Sensonor will ship SmarTire's order #087421 for 500 SP305V1A 450 KPA ASIS devices immediately upon signing of this agreement. This order was pre-paid. A further 500 SP305V1A's , at $10 US each will be required by SmarTire from Sensonor, either with order 087421 which can be revised and the

MEMORANDUM OF AGREEMENT
"MOA"

outstanding balance prepaid, or, a new order will be issued with a due date not to exceed July 15, 2003 which will be prepaid.

8. SmarTire was short-shipped 75 SP11B devices on order #087107. SmarTire paid for 983 devices but was shipped only 908 devices. The amount of $900 US shall be credited to SmarTire's first NRE payment due under this MOA.

9. SensoNor agrees that, in the event of any end-of-life or obsolescence of the SP 305 product families, it will grant SmarTire a last-time buy opportunity at least 12 months prior to the planned end of life.

10. In consideration of both parties entering into this MOA, each party agrees to release the other from all the terms, covenants and promises contained in the agreements numbered TA-4559, 4841 and 4855.

11. Any dispute between the parties in respect of the interpretation of this MOA or any matter to be agreed upon under this MOA or otherwise arising under this MOA will be immediately escalated to the responsible executive of each company for resolution.

12. This MOA may only be amended by the written agreement of the parties. The MOA is not assignable or transferable except with the written consent of both parties. The parties agree that this MOA will be binding on any successors in interest to the parties.

MEMORANDUM OF AGREEMENT
"MOA"

IN WITNESS WHEREOF, both parties have caused this Agreement to be executed by their duly authorized representatives:

SmarTire Systems Inc.

/s/ Al Kozak

Name Al Kozak
Title COO (Chief Operating Officer)
Date May 8, 2003

SensoNor ASA

/s/ Ian C. Vendrell

Name Ian C. Vendrell
Title Marketing Director
Date May 8, 2003

MEMORANDUM OF AGREEMENT
"MOA"

SCHEDULE A
NRE Payment Schedule

DATE	NRE Payment
June 1	$174,000
July 1	$50,000
August 1	$50,000
September 1	$50,000
October 1	$50,000
November 1	$50,000
December 1	$50,000

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"MOA"

SCHEDULE B
PAYMENT AND SUPPLY SCHEDULE

SHIP DATE	No. UNITS TO SHIP	UNIT PRICE	EXTENDED PRICE
June 15	15,000	$4.32	$64,800
July 1	15,000	$4.32	$64,800
August 1	15,000	$4.32	$64,800
September 1	15,000	$4.32	$64,800
October 1	15,000	$4.32	$64,800
November 1	15,000	$4.32	$64,800
December 1	20,000	$4.32	$86,400

MEMORANDUM OF AGREEMENT
"MOA"

SCHEDULE C
SP305 DEVELOPMENT SCHEDULE

SmarTire SP305 specification and development schedule of February 6th, 2003 for SmarTire part number 214.0004.CS.